UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

ASTRA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 08, 2024, Astra Energy Inc. (the “Company”) entered into a Joint Venture Agreement (the "Agreement") with Powertron Global LLC ("Powertron").

The Company is the majority owner of Regreen Technologies Inc. (“Regreen”), which holds patents related to the processing of waste-to-energy (the “Patents”).

Pursuant to the Agreement, the Company and Powertron will create a new entity under which all of the Company’s patents held by the Company (“Newco”) and will assign the Patents from Regreen to Newco.

In consideration of the Agreement:

•	Powertron will make a non-refundable payment of $500,000 to the Company, within 72 hours of execution of the Agreement; and

•	Powertron will make payment of $500,000 to the Company, upon closing of the transaction in 60 days; and

•	Powertron will provide a promissory note for $4,000,000 with an interest rate of 7.5% with interest only monthly payments and a six-month term or as otherwise mutually agreed to.

•	Newco will issue to the Company 4,000,000 shares of common stock of an initial 10,000,000 shares of common stock outstanding in the Newco, along with a plan for the public listing.

•	Newco will provide an assurance that the Company will not be diluted below an equity position of 19.9% for the first 12 months from the date of closing, or as otherwise mutually agreed to.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: March 11, 2024	By:	/s/ Ronald W. Loudoun
Ronald W. Loudon
CEO

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